UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2015 (November 9, 2015)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture relating to the New International Notes

General

On November 9, 2015, in connection with the consummation of the previously announced rights offering (the “Rights Offering”), Affinion International Holdings Limited, a limited company incorporated under the laws of England and Wales (“Affinion International”), issued $110,000,000 aggregate principal amount of 7.5% Cash/PIK Senior Notes due 2018 (the “New International Notes”).

The New International Notes are governed by the terms of the indenture, dated as of November 9, 2015 (the “New International Indenture”), among Affinion International, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The New International Notes are unsecured senior obligations of Affinion International, as issuer, and of the Guarantors, as guarantors. The New International Notes are guaranteed by (1) Affinion Group, Inc. (“Affinion Group”), (2) all of Affinion Group’s existing and future domestic subsidiaries that currently guarantee Affinion Group’s 7.875% Senior Notes due 2018 and (3) Affinion International Limited, Affinion International Travel HoldCo Limited, Webloyalty International Limited, Loyalty Ventures Limited, Bassae Holding B.V., Webloyalty Holdings Coöperatief U.A. and Webloyalty International S.à r.l. (such entities listed in clause (3), the “Foreign Guarantors”). The New International Notes will mature on July 30, 2018.

Interest on the New International Notes accrues at the rate of 7.5% per annum, of which 3.5% per annum will be payable in cash (“Cash Interest”) and 4.0% per annum will be payable by increasing the principal amount of the outstanding New International Notes or by issuing New International Notes (“PIK Interest”); provided, that all of the accrued interest on the New International Notes from the issue date to, but not including, May 1, 2016 will be payable on May 1, 2016 entirely as PIK Interest at the rate of 7.5% per annum. Interest on the New International Notes is payable semi-annually in arrears on May 1 and November 1, commencing on May 1, 2016, and is payable to the holders of record at the close of business on April 15 or October 15 immediately preceding the interest payment date.

The New International Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the New International Notes may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws. This report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Covenants

The New International Indenture contains negative covenants and also contains customary events of default. The New International Indenture contains negative covenants that, among other things, limit the ability of Affinion International and its restricted subsidiaries to (i) incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock; (ii) repurchase or redeem capital stock of Affinion International or any parent of Affinion International or repurchase, redeem or prepay indebtedness of Affinion International or any restricted subsidiary of Affinion International that is subordinated in right of payment to the New International Notes and the guarantees thereof (other than subordinated indebtedness owed to Affinion Group or the Guarantors (other than the Foreign Guarantors)); (iii) make investments or acquisitions; (iv) incur restrictions on the ability of certain of Affinion International’s subsidiaries to pay dividends or to make other payments to Affinion International; (v) enter into transactions with affiliates; (vi) create liens; (vii) merge or consolidate with other companies or transfer all or substantially all of Affinion International’s assets; and (viii) transfer or sell assets, including capital stock of subsidiaries. In addition, the New International Indenture contains negative covenants that limit Affinion Group’s ability and the ability of its restricted subsidiaries to make certain asset sales or create liens.

In addition, under the New International Indenture, certain triggering events, such as a change of control, certain asset sales or certain excess distributions, may require Affinion International to make an offer to purchase the New International Notes at the prices specified in the New International Indenture.

Optional Redemption

The New International Notes are redeemable at the option of Affinion International, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest.

The foregoing description of the New International Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the New International Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Subordination Agreement

On November 9, 2015, Affinion Group, as subordinated creditor, and Affinion International, Affinion International Limited and Bassae Holding B.V., as obligors (the “Obligors”), entered into a Subordination Agreement (the “Subordination Agreement”). Pursuant to the Subordination Agreement, the parties agreed that certain intercompany indebtedness owed by the Obligors to Affinion Group would be subordinate and junior in right of payment to the payment in full of all obligations with respect to the New International Notes and the related guarantees thereof of the Obligors arising under the New International Indenture.

The foregoing description of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Amended and Restated Certificate of Incorporation

On November 9, 2015, Affinion Group Holdings, Inc. (“Affinion Holdings”), with the requisite consent of the former holders of Affinion Holdings’ Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and former holders of the Series A Warrants of Affinion Holdings (the “Series A Warrants”), adopted the Fourth Amended and Restated Certificate of Incorporation of Affinion Holdings (the “Fourth Amended and Restated Certificate of Incorporation”) in order to, among other things, reclassify Affinion Holdings’ outstanding Class A Common Stock (the “Reclassification”) and cancel Affinion Holdings’ Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), and Series A Warrants as charter authorized instruments. The Class A Common Stock (including Class A Common Stock issued as a result of the mandatory cashless exercise of the Series A Warrants that occurred pursuant to an Amendment to the Warrant Agreement, dated November 9, 2015, by and among Affinion Holdings, American Stock Transfer & Trust Company, LLC, as warrant agent, and the holders of Series A Warrants and Series B Warrants (as defined below) party thereto) was converted into shares of Affinion Holdings’ Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”), and shares of Affinion Holdings’ Class D Common Stock, par value $0.01 per share (the “Class D Common Stock” and, together with the Class C Common Stock, the “Class C/D Common Stock”), and any outstanding rights to acquire Class A Common Stock that were not cancelled in connection with the consummation of the Rights Offering and the previously announced exchange offers (the “Exchange Offers”) became rights to acquire Class C/D Common Stock. As of November 9, 2015, (i) such Class C Common Stock represented the rights to acquire 5% of the outstanding shares of Affinion Holdings’ new Common Stock, par value $0.01 per share (the “New Common Stock”), on a fully diluted basis (subject to dilution for the management equity incentive plan and the 66,667 shares of New Common Stock issued in connection with the payment of professional fees), before the conversion of the Class D Common Stock and (ii) such Class D Common Stock represented the rights to acquire 5% of the outstanding shares of New Common Stock on a fully diluted basis (including dilution for the conversion of Class C/D Common Stock, but subject to dilution for the management equity incentive plan and the 66,667 shares of New Common Stock issued in connection with the payment of professional fees). The foregoing assumes the full conversion or exercise of all options or other rights to acquire Class C/D Common Stock that were outstanding on November 9, 2015 as a result of the automatic conversion of such securities from the rights to acquire Class A Common Stock to the rights to acquire Class C/D Common Stock.

In addition, the Fourth Amended and Restated Certificate of Incorporation provides for a classified board of directors pursuant to which the board of directors is divided as equally as possible into three classes of directors, each of whom shall serve for a three-year term or until the earlier of their death, disability or removal (except with respect to the initial directors appointed or confirmed in connection with the consummation of the Exchange Offers and Rights Offering, in which case the Class I director shall serve until the first annual meeting of shareholders following such consummation, the Class II directors shall serve until the second annual meeting of stockholders following such consummation and the Class III directors shall serve until the third annual meeting of stockholders following such consummation).

The foregoing description of the Fourth Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Amended and Restated Bylaws

On November 9, 2015, with the requisite consent of the former holders of Affinion Holdings’ Class A Common Stock and Series A Warrants, Affinion Holdings adopted the Fourth Amended and Restated Bylaws (the “Fourth Amended and Restated Bylaws”). The bylaws were amended to, among other things, provide that they can be amended by the vote of the holders of a majority of the shares then entitled to vote or by the stockholders’ written consent pursuant to the Fourth Amended and Restated Bylaws or by the vote of a majority of the board of directors or by the directors’ written consent pursuant to provisions of the Fourth Amended and Restated Bylaws. In addition, the Fourth Amended and Restated Bylaws provide for a classified board of directors pursuant to which the board of directors is divided as equally as possible into three classes of directors, each of whom shall serve for a three-year term or until the earlier of their death, disability or removal (except with respect to the initial directors appointed or confirmed in connection with the consummation of the Exchange Offers and Rights Offering, in which case the Class I director shall serve until the first annual meeting of shareholders following such consummation, the Class II directors shall serve until the second annual meeting of stockholders following such consummation and the Class III directors shall serve until the third annual meeting of stockholders following such consummation).

The foregoing description of the Fourth Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Shareholders Agreement

On November 9, 2015, Affinion Holdings and the requisite former holders of Class A Common Stock, Series A Warrants and Series B Warrants of Affinion Holdings (the “Series B Warrants” and, together with the Series A Warrants, the “Old Warrants”) entered into a Shareholders Agreement (the “Shareholders Agreement”) that, among other things, (1) amended and restated each of (a) that certain Stockholder Agreement, dated as of January 14, 2011, as amended on May 7, 2014, by and among Affinion Holdings, Affinion Group Holdings, LLC (“Parent”), investment funds affiliated with General Atlantic, LLC (“General Atlantic”) and the investors party thereto (the “Stockholder Agreement”), (b) that certain Management Investor Rights Agreement, dated as of October 17, 2005, as amended on April 30, 2010, by and among Affinion Holdings and the investors party thereto (the “Management Investor Rights Agreement”), (c) that certain Securityholder Rights Agreement, dated as of January 14, 2011, by and among Affinion Holdings, Parent, General Atlantic and the investors party thereto (the “Securityholder Rights Agreement”) and (d) that certain Warrantholder Rights Agreement, dated as of December 12, 2013, as amended on May 7, 2014, by and among Parent, General Atlantic and the investors party thereto (the “Warrantholder Rights Agreement”), each such amendment and restatement effective as of November 9, 2015, and (2) established certain terms and conditions pursuant to which the holders of New Common Stock are bound with respect thereto.

In addition, as a condition to the delivery of New Common Stock pursuant to the Exchange Offers or the Rights Offering, each recipient of New Common Stock has executed and delivered a joinder to the Shareholders Agreement, in form and substance reasonably acceptable to Affinion Holdings.

The Shareholders Agreement contains the following terms:

Transfer Restrictions

Prior to a Listing (as defined below), the Shareholders Agreement provides that transfers of shares of New Common Stock and Class C/D Common Stock, other than pursuant to a Permitted Transferee (as such term is defined in the Shareholders Agreement) are subject to the consent of Affinion Holdings unless the shares may be resold pursuant to an effective resale registration statement under the Securities Act or pursuant to Rule 144 thereunder. A “Listing” means the registration of New Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (1) qualification for quotation on the OTC Bulletin Board (or other available over the counter market) (an “OTC Listing”) or (2) listing on a U.S. national securities exchange registered with the Securities and Exchange Commission (the “SEC”) (such listing, a “Public Listing”).

Tag-Along Rights

Prior to a Public Listing, if one or more parties to the Shareholders Agreement that collectively hold 35% of the shares of New Common Stock then outstanding proposes to transfer for value any shares of New Common Stock in a single transaction or series of related transactions, then each of the other parties to the Shareholders Agreement may elect to transfer its shares of New Common Stock to the transferee up to an amount equal to the product of (1) the number of shares of New Common Stock proposed to be transferred and (2) a fraction, the numerator of which is the number of shares of New Common Stock owned by such investor and the denominator of which is the total number of shares of New Common Stock then outstanding, at the same price and on substantially the same terms and conditions as agreed to by the transferee and investor initiating such transaction.

Preemptive Rights

Prior to a Public Listing, the Shareholders Agreement provides that upon a proposed issuance of equity securities of Affinion Holdings by Affinion Holdings or its subsidiaries, Affinion Holdings shall offer to each holder of 1% or more of the outstanding New Common Stock the right to purchase its pro rata share, based on ownership of New Common Stock of such securities on the terms and conditions of the proposed issuance. The preemptive rights are subject to customary limited carve-outs.

Minority Protections

The Shareholders Agreement requires the approval of the holders of 66 2⁄3% of the New Common Stock for Affinion Holdings to, or permit any of its subsidiaries to, (1) amend the charter or bylaws of Affinion Holdings, (2) merge or consolidate with, or enter into a reorganization or equity recapitalization, that results in the holders of New Common Stock holding less than a majority of the equity in the surviving or resulting entity, (3) any sale of all or substantially all of Affinion Holdings’ assets on a consolidated basis, (4) enter into related party transactions with holders of 5% or more of the New Common Stock or, unless on an arms’-length basis, any of their affiliates, (5) engage in a new line of business substantially unrelated to an existing line of business or (6) adopt an equity incentive plan that, together with all other equity incentive plans (excluding Affinion Holdings’ 2005 Stock Incentive Plan, Affinion Holdings’ 2007 Stock Award Plan and Webloyalty Holdings, Inc.’s 2005 Equity Award Plan) is for more than 10% of the issued and outstanding New Common Stock.

Financial Reports; Information Rights

The Shareholders Agreement obligates Affinion Holdings to deliver reports to stockholders substantially similar to the current, periodic and annual reports required by Section 13 or 15(d) of the Exchange Act unless Affinion Holdings is then a public reporting company or a voluntary filer.

Representations and Warranties

Investors party to the Shareholders Agreement, including as a result of executing a joinder thereto, are required to make customary representations and warranties to Affinion Holdings regarding (1) organization, (2) authority, and (3) absence of violations or failure to obtain required consents.

Listing Requirement

Pursuant to the Shareholders Agreement, Affinion Holdings is obligated to use commercially reasonable efforts to qualify the New Common Stock for quotation on the OTC Bulletin Board as promptly as practicable following the closing of the Exchange Offers and Rights Offering (the “Settlement Date”). In addition, Affinion Holdings is obligated to use commercially reasonable efforts to cause the New Common Stock to be listed on a U.S. national securities exchange registered with the SEC on or prior to the first anniversary of the Settlement Date.

Other Agreements

By executing the Shareholders Agreement, investors party thereto have agreed not to enter into any agreements or arrangements of any kind with any person or entity inconsistent with the provisions of the Shareholders Agreement.

Term; Termination

The Shareholders Agreement shall terminate upon the dissolution or liquidation of Affinion Holdings or the occurrence of a qualified initial public offering of Affinion Holdings.

The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholders Agreement, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On November 9, 2015, Affinion Holdings, the holders of the New Common Stock and certain holders of Class C/D Common Stock entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Affinion Holdings has granted such holders the right, under certain circumstances and subject to certain restrictions, to require Affinion Holdings to register under the Securities Act the shares of New Common Stock that are held or acquired by them.

Shelf Registration

The Registration Rights Agreement requires Affinion Holdings, upon becoming eligible to file a registration statement on Form S-3, to use its commercially reasonable efforts to promptly prepare and file a shelf registration statement with respect to the resale of New Common Stock and maintain the shelf registration statement for one year. Holders may request a shelf-takedown one time per six month period. Holders owning 30% of the shares of New Common Stock to be registered pursuant to a shelf registration statement may elect to have the offering underwritten. Affinion Holdings is required to prepare and file additional shelf registration statements as necessary every three years.

Demand Rights

The Registration Rights Agreement grants holders of 35% or more of the shares of New Common Stock one demand registration right per six month period; provided, that Affinion Holdings does not have to effect a demand registration if a shelf registration statement is on file and effective or if such a demand registration would not reasonably be expected to result in aggregate gross cash proceeds in excess of $100 million (without regard to any underwriting discount or underwriter’s commission). After the first anniversary after the execution of the Registration Rights Agreement, holders owning 30% of the shares of New Common Stock to be registered pursuant to a demand registration statement may elect to have the offering underwritten.

Black-Out Periods

Affinion Holdings has the ability to postpone the filing of a registration statement in connection with a shelf registration or a demand registration for not more than once in any twelve-month period, not to exceed 60 days, subject to certain conditions.

Piggyback Registration Rights

The Registration Rights Agreement grants the holders of New Common Stock certain “piggyback” registration rights, which allows the holders the right to include shares of New Common Stock in a registration statement filed by Affinion Holdings, including in connection with the exercise of any demand registration rights by any other security holder possessing such rights, subject to customary exceptions.

Reduction of Offering and Lock-Up Periods

If Affinion Holdings and the holders, in consultation with the underwriter in a demand or piggyback registration, determine in good faith that the amount or kind of securities requested to be included in such offering materially and adversely affects such offering, then the amount of securities to be offered by the participating holders will be reduced pro rata based on the formulation set forth in the Registration Rights Agreement. Holders of 1% or more of the New Common Stock or holders who participate in an underwritten offering agree to enter into, if requested by underwriters, a customary lock-up agreement in connection with an underwritten offering made pursuant to the Registration Rights Agreement. In connection with any underwritten offering, such lock-up period will start no earlier than 7 days prior to the expected pricing date of such offering and will last no longer than 90 days after such pricing date, unless the offering is an initial public offering, in which case such lock-up period will last no longer than 180 days after such pricing date.

Underwriters

In connection with any underwritten shelf registration or demand registration, the holders of a majority of the shares of New Common Stock to be registered shall select the underwriter, who must be reasonably satisfactory to Affinion Holdings.

Indemnification; Expenses

Affinion Holdings is required to indemnify prospective sellers in an offering pursuant to the Registration Rights Agreement and certain related parties against any losses or damages arising out of or based upon any untrue statement or omission of material fact in a registration statement or prospectus pursuant to which such prospective seller sells shares of New Common Stock, unless such liability arose out of or is based on such party’s misstatement or omission. The Registration Rights Agreement also provides that Affinion Holdings is indemnified by each seller, severally and not jointly, against all losses caused by its misstatements or omissions up to the amount of net proceeds received by such prospective seller upon the sale of the shares of New Common Stock giving rise to such losses. Affinion Holdings will pay all registration expenses incidental to its obligations under the Registration Rights Agreement, including legal fees and expenses.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a form of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Nominating Agreements

Affinion Holdings entered into separate nominating agreements (the “Nominating Agreements”) with each of Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund, and Ares Management LLC, on behalf of certain affiliated funds and managed accounts, pursuant to which such investors, on behalf of their respective constituents, have the right to nominate one director for election to Affinion Holdings’ board of directors. Such nomination rights do not include any obligation on the part of any other investor to vote for such nominees, nor do they guarantee that such nominees will be successfully elected to serve on Affinion Holdings’ board of directors. The rights to nominate a director pursuant to the Nominating Agreements are subject to the investor, together with its affiliates, maintaining beneficial ownership of at least 8% of Affinion Holdings’ issued and outstanding New Common Stock (including any Limited Warrants (as defined below), but excluding (1) any other derivative securities or rights to acquire New Common Stock and (2) any New Common Stock issued pursuant to an equity incentive plan).

The foregoing description of the Nominating Agreements does not purport to be complete and is qualified in their entirety by reference to the full text of the Nominating Agreements, which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to Warrant Agreement for Old Warrants

On November 9, 2015, together with the requisite holders of Series A Warrants and Series B Warrants, Affinion Holdings and American Stock Transfer & Trust Company, LLC, as warrant agent (“Amstock”), entered into an amendment to that certain Warrant Agreement, dated as of December 12, 2013 (the “Warrant Agreement”), by and between Affinion Holdings and Wells Fargo Bank, National Association, as warrant agent (as replaced by Amstock as successor warrant agent), effective as of November 9, 2015. Such amendment amended the terms of the Warrant Agreement to (1) cause each of the outstanding Series A Warrants to be automatically exercised, using cashless exercise, for shares of Class A Common Stock immediately prior to the Reclassification and (2) amend the terms of the Series B Warrants to accelerate the expiration thereof without having vested such that each outstanding Series B Warrant was cancelled and ceased to be outstanding, for no additional consideration, on November 9, 2015. As a result, due to the consummation of the Exchange Offers, Rights Offering and the Reclassification, none of the Old Warrants remain outstanding.

The foregoing description of the Amendment to Warrant Agreement for Old Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to Warrant Agreement for Old Warrants, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Limited Warrant

On November 9, 2015, in lieu of shares of New Common Stock that would have resulted in Third Avenue Trust, together with its affiliates, acquiring over 19.9% of the issued and outstanding New Common Stock, Affinion Holdings issued a limited warrant to acquire up to 370,275 shares of New Common Stock (the “Limited Warrant”) to Third Avenue Trust, acting on behalf of Third Avenue Focused Credit Fund. The Limited Warrant is non-voting, non-participating and has an exercise price equal to $0.01. The Limited Warrant contains customary anti-dilution protection for splits, reverse-splits, reclassifications and similar transformative events. The Limited Warrant is exercisable at any time unless the exercising holder would require the approval of, or a filing with, the U.K. Financial Conduct Authority or the Commissioner of Insurance of the State of North Dakota to acquire the New Common Stock issuable upon such exercise, and such approval(s) have not been obtained and/or filing(s) have not been made.

The foregoing description of the Limited Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Warrant, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Consulting Agreement

On November 9, 2015, with the consent of the requisite holders of Series A Warrants, Apollo Global Management V, L.P. (“Apollo”) and Affinion Group entered into a Termination and Mutual Release (the “Termination of Consulting Agreement”) in respect of that certain Amended and Restated Consulting Agreement, dated as of January 14, 2011, as amended on December 12, 2013, by and between Apollo and Affinion Group (the “Consulting Agreement”). Pursuant to the terms of the Termination of Consulting Agreement, each of the parties to the Consulting Agreement agreed to the termination of the Consulting Agreement for no additional consideration, and to a general release of the other party and its affiliates, and its and their respective former and present directors, officers, employees, representatives, partners and managers of all obligations arising under or related to the Consulting Agreement (and covenanting not to sue in respect of such released claims) except that the obligation of Affinion Group to provide indemnification in accordance with Section 5 of the Consulting Agreement for Liabilities (as defined in the Consulting Agreement) arising from or related to acts or omissions occurring prior to the effective date of the Termination of Consulting Agreement survives the termination of the agreement. As a result of the Termination of Consulting Agreement, Affinion Group has no obligations to pay Apollo any previously accrued and unpaid amounts for prior services rendered under the Consulting Agreement.

The foregoing description of the Termination of Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination of Consulting Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Termination of Registration Rights Agreement

On November 9, 2015, Parent, General Atlantic and Affinion Holdings entered into a termination agreement (the “Termination of Registration Rights Agreement”) terminating that certain Second Amended and Restated Registration Rights Agreement, dated as of December 12, 2013, by and among Affinion Holdings and the investors party thereto (the “Old Registration Rights Agreement”). Pursuant to the terms of the Termination of Registration Rights Agreement, each of the investors, on the one hand, and Affinion Holdings, on the other hand, irrevocably released the other(s) for any and all obligations and liabilities arising from or related to the Old Registration Rights Agreement.

The foregoing description of the Termination of Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination of Registration Rights Agreement, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2015, Affinion Holdings issued a press release announcing the financial results for the third quarter ended September 30, 2015, for itself and selected financial information for its wholly-owned subsidiary, Affinion Group. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Note: The information contained in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the issuance of the New International Notes is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 8.01 is incorporated herein by reference into this Item 3.02.

Affinion Holdings issued the New Common Stock and the Limited Warrants in reliance on the exemption provided by Section 4(a)(2) of the Securities Act. The New Common Stock and the Limited Warrants were offered and issued, only (a) in the United States, to holders of 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 of Affinion Holdings and 13.50% Senior Subordinated Notes due 2018 of Affinion Investments, LLC (“Affinion Investments”) (such notes, collectively, the “Existing Notes”) who were “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (b) outside the United States, to holders of Existing Notes who were not “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance on Regulation S of the Securities Act. The New Common Stock and the Limited Warrants were offered only to eligible holders who certified to Affinion Holdings and Affinion Investments that they were eligible to participate in the Exchange Offers and Rights Offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Director Resignations

On November 9, 2015, immediately following the consummation of the Exchange Offers and the Rights Offering, each of Messrs. Nathaniel J. Lipman, Marc E. Becker, Richard J. Fernandes, Matthew H. Nord, Eric L. Press, Michael A. Reiss and David J. Topper resigned from the boards of directors of Affinion Holdings and Affinion Group, and from any of the committees each of them was then serving on.

(d)

Director Appointments

On November 9, 2015, immediately following the resignation of Mr. Reiss but prior to the resignations of Messrs. Lipman, Becker, Fernandes, Nord, Press and Topper, the boards of directors of each of Affinion Holdings and Affinion Group appointed the following directors to fill the vacancy resulting from Mr. Reiss’ resignation and the vacancies created upon the adoption of the Fourth Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws and the execution and delivery of the Shareholders Agreement, in each case to serve in such class of directors (in the case of the board of directors of Affinion Holdings), and in such capacity and having such title, as set forth opposite his name below:

Name	Class/Initial Term Expiration	Title
L. Spencer Wells	II / 2nd annual meeting	Chairman
Scott W. Bernstein	II / 2nd annual meeting	Director
Rick P. Frier	III / 3rd annual meeting	Director

In addition, on November 9, 2015, the boards of directors selected Messrs. Todd H. Siegel and Skip Victor to continue serving on the boards of directors as a member of such class of directors (in the case of the board of directors of Affinion Holdings), and in such capacity and having such title, as set forth opposite his name below:

Name	Class/Initial Term Expiration	Title
Skip Victor	I / 1st annual meeting	Director
Todd H. Siegel	III / 3rd annual meeting	Director

Messrs. Frier and Bernstein are the nominees of Ares Management LLC and Third Avenue Trust, respectively, pursuant to their Nominating Agreements with Affinion Holdings, as described under the heading “Nominating Agreements” in Item 1.01 above, which is incorporated herein by reference into this Item 5.02(d).

In accordance with the Shareholders Agreement, each of the directors, excluding Mr. Siegel, as non-employee directors will be entitled to receive cash compensation in an amount equal to $100,000 per year and equity compensation in an amount equal to $70,000 per year. Mr. Wells, as Chairman, will be entitled to an additional $50,000 in cash compensation per year and a one-time $50,000 cash payment upon his initial appointment as Chairman. In addition, any director that serves on the Audit Committee of the boards of directors shall be entitled to an additional $30,000 in cash compensation per year.

(e)

2015 Equity Incentive Plan

On November 9, 2015, the Board of Directors (the “Board”) of Affinion Holdings adopted, and the shareholders of Affinion Holdings approved, the Affinion Group Holdings, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), under which employees, directors and other service providers of Affinion Holdings and its affiliates are eligible to receive awards of Affinion Holdings’ common stock. The rationale for the 2015 Plan is to provide a means through which Affinion Holdings and its affiliates may attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of Affinion Holdings and its affiliates to acquire and maintain an equity interest in Affinion Holdings, or be paid incentive compensation, which may (but need not) be measured by reference to Affinion Holdings’ stock price. Upon adoption of the 2015 Plan, no additional grants may be made under the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, the Affinion Group Holdings, Inc. 2007 Stock Award Plan, or the Webloyalty Holdings, Inc. 2005 Equity Award Plan.

The Board authorized a number of shares of Affinion Holdings’ common stock for grants under the 2015 Plan equal to ten percent (10%) of the aggregate number of shares of Affinion Holdings’ common stock outstanding as of November 9, 2015, on a fully diluted basis. Grants of non-qualified stock options, incentive (or tax-qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, and/or performance compensation awards may be made under the 2015 Plan. Cash bonus awards may also be granted under the 2015 Plan. The 2015 Plan has a term of ten years and no further awards may be granted under the 2015 Plan after November 9, 2025.

The Compensation Committee (the “Committee”) of the Board (or the entire Board acting as the Committee) administers the 2015 Plan and has the power to grant awards under the 2015 Plan, select eligible persons to receive awards under the 2015 Plan, determine the specific terms and conditions of any award (including price and conditions of vesting), construe and interpret the 2015 Plan, and generally make all other determinations and take other actions as may be necessary or advisable for the administration of the 2015 Plan. In the event of a change in control, the Committee may determine, in its sole discretion, that outstanding options and equity awards (other than performance compensation awards) issued under the 2015 Plan become fully vested and may vest performance compensation awards based on the level of attainment of the specified performance goals. The Committee may also cancel outstanding awards and pay the value of such awards to participants in connection with a change in control.

Cancellation of Options and Adjustment of Equity Awards

On November 9, 2015, in connection with the consummation of the Exchange Offers and Rights Offering, the Committee approved the cancellation of all stock options (the “Underwater Options”) previously issued and outstanding under Affinion Holdings’ 2007 Stock Award Plan (the “2007 Plan”) and the Webloyalty Holdings, Inc. 2005 Equity Award Plan (the “Webloyalty Plan”). The Underwater Options had a per share exercise price in excess of the current fair market value per share of Affinion Holdings’ common stock and as such the Committee determined that the Underwater Options no longer served as adequate incentive or retention tools for the recipients. Pursuant to the terms of the 2007 Plan and the Webloyalty Plan, the Underwater Options were cancelled in connection with the Rights Offering. Stock options issued and outstanding under the Affinion Holdings’ 2005 Stock Incentive Plan (the “2005 Plan”) were not affected by the cancellation.

In addition, on November 9, 2015, in connection with the consummation of the Exchange Offers and Rights Offering, the Committee adjusted the terms of stock options (the “2005 Options”) issued and outstanding under the 2005 Plan and retention units (“Retention Units”) issued and outstanding under the 2007 Plan (the “Adjustment”). With respect to each of the 2005 Options, for each share of Class A Common Stock originally underlying the 2005 Option, the award was converted to an option (the “Converted Option”) to acquire 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. In addition, the exercise price of each 2005 Option was adjusted such that the aggregate exercise price and the aggregate spread of the 2005 Option equals the aggregate exercise price and the aggregate spread of the Converted Option. With respect to the Retention Units, for each share of Class A Common Stock originally underlying the Retention Units, the award was converted into retention units in respect of 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock.

Awards previously issued under the 2007 Plan that are payable in cash were not affected by the Exchange Offers and Rights Offering and will remain payable in accordance with their terms.

Item 5.07	Submission of Matters to a Vote of Security Holders

The information set forth in Item 1.01 is incorporated herein by reference into this Item 5.07.

In addition, in connection with the appointment of the new directors as described more fully in Item 5.02(d) to this Current Report on Form 8-K, Parent and General Atlantic consented to an increase in the size of the boards of directors from 9 to 11 members, effectively immediately prior to the consummation of the Exchange Offers and Rights Offering (which size has subsequently been reduced to 5, without further action, by operation of the Shareholders Agreement and Fourth Amended and Restated Bylaws).

Item 8.01.	Other Events.

On November 10, 2015, Affinion Holdings issued a press release announcing the completion of the Exchange Offers and Rights Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

3.1	Fourth Amended and Restated Certificate of Incorporation of Affinion Group Holdings, Inc., dated as of November 9, 2015.

3.2	Fourth Amended and Restated By-Laws of Affinion Group Holdings, Inc., adopted on November 9, 2015.

4.1	Indenture, dated as of November 9, 2015, among Affinion International Holdings Limited, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1	Subordination Agreement, dated as of November 9, 2015, among Affinion Group, Inc., Affinion International Holdings Limited, Affinion International Limited and Bassae Holding B.V.

10.2	Form of Shareholders Agreement, dated as of November 9, 2015, among Affinion Group Holdings, Inc. and the investors party thereto.

10.3	Form of Registration Rights Agreement, dated as of November 9, 2015, among Affinion Group Holdings, Inc. and the investors party thereto.

10.4	Nominating Agreement, dated as of November 9, 2015, between Affinion Group Holdings, Inc. and Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund.

10.5	Nominating Agreement, dated as of November 9, 2015, between Affinion Group Holdings, Inc. and Ares Management LLC, on behalf of certain affiliated funds and managed accounts.

10.6	Amendment, dated as of November 9, 2015, to Warrant Agreement, dated as of December 12, 2013, between Affinion Group Holdings, Inc. and Wells Fargo Bank, N.A., as warrant agent (as replaced by American Stock Transfer & Trust Company, LLC as successor warrant agent).

10.7	Limited Warrant, dated as of November 9, 2015, issued by Affinion Group Holdings, Inc.

10.8	Termination Agreement, dated as of November 9, 2015, between Affinion Group, Inc. and Apollo Management V, L.P.

10.9	Termination Agreement, dated as of November 9, 2015, among Affinion Group Holdings, Inc. Affinion Group Holdings, LLC, General Atlantic Partners 79, L.P., Gap-W Holdings, L.P., GapStar, LLC, GapCo GmbH & Co. KG, Gap Coinvestments III, LLC and Gap Coinvestments IV, LLC.

99.1	Press Release issued by Affinion Group Holdings, Inc. dated November 12, 2015.

99.2	Press Release issued by Affinion Group Holdings, Inc. dated November 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: November 12, 2015	By:	/s/ Gregory S. Miller

		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: November 12, 2015	By:	/s/ Gregory S. Miller

		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Fourth Amended and Restated Certificate of Incorporation of Affinion Group Holdings, Inc., dated as of November 9, 2015.

3.2	Fourth Amended and Restated By-Laws of Affinion Group Holdings, Inc., adopted on November 9, 2015.

4.1	Indenture, dated as of November 9, 2015, among Affinion International Holdings Limited, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.1	Subordination Agreement, dated as of November 9, 2015, among Affinion Group, Inc., Affinion International Holdings Limited, Affinion International Limited and Bassae Holding B.V.

10.2	Form of Shareholders Agreement, dated as of November 9, 2015, among Affinion Group Holdings, Inc. and the investors party thereto.

10.3	Form of Registration Rights Agreement, dated as of November 9, 2015, among Affinion Group Holdings, Inc. and the investors party thereto.

10.4	Nominating Agreement, dated as of November 9, 2015, between Affinion Group Holdings, Inc. and Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund.

10.5	Nominating Agreement, dated as of November 9, 2015, between Affinion Group Holdings, Inc. and Ares Management LLC, on behalf of certain affiliated funds and managed accounts.

10.6	Amendment, dated as of November 9, 2015, to Warrant Agreement, dated as of December 12, 2013, between Affinion Group Holdings, Inc. and Wells Fargo Bank, N.A., as warrant agent (as replaced by American Stock Transfer & Trust Company, LLC as successor warrant agent).

10.7	Limited Warrant, dated as of November 9, 2015, issued by Affinion Group Holdings, Inc.

10.8	Termination Agreement, dated as of November 9, 2015, between Affinion Group, Inc. and Apollo Management V, L.P.

10.9	Termination Agreement, dated as of November 9, 2015, among Affinion Group Holdings, Inc. Affinion Group Holdings, LLC, General Atlantic Partners 79, L.P., Gap-W Holdings, L.P., GapStar, LLC, GapCo GmbH & Co. KG, Gap Coinvestments III, LLC and Gap Coinvestments IV, LLC.

99.1	Press Release issued by Affinion Group Holdings, Inc. dated November 12, 2015.

99.2	Press Release issued by Affinion Group Holdings, Inc. dated November 10, 2015.